Exhibit 99.3

GROWGENERATION CORP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed and combined financial information and related notes present the historical condensed combined financial information of GrowGeneration Corp and Subsidiaries (hereinafter referred to as "GrowGeneration", "we," "our," "us" and similar terms unless the context indicates otherwise) and YTGB Operating Holdings, LLC. (hereinafter referred to as “GrowBiz”), after giving effect to GrowGeneration's acquisition of certain assets of GrowBiz that was completed on November 17, 2020 (the "Acquisition Date"). The unaudited pro forma condensed combined financial information gives effect to our acquisition of Santa Rosa Hydro based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the acquisition of certain assets of GrowBiz as if the acquisition had occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 combines GrowGeneration’s and GrowBiz’s historical results and are presented as if the acquisition had occurred on January 1, 2019 and 2020, respectively.

The condensed combined financial statements include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by GrowGeneration’s management as of the acquisition date of November 17, 2020. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations. The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period as we finalize the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

GrowGeneration Corp

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2020

	GrowGen	YTGB	Adjustments	Combined
ASSETS
Current assets:
Cash	$55,347,450	$2,493,722	$(2,493,722)	$37,861,550
			(17,485,900)
Accounts receivable, net	5,246,521	1,205,584	(1,205,584)	5,246,521
Accounts receivable, related party	-	28,028	(28,028)	-
Inventory, net	37,847,421	6,832,779	(6,832,779)	44,133,321
			6,285,900
Prepaid expenses and other current assets	5,537,083	976,212	(976,212)	5,537,083
Total current assets	103,978,475	11,536,325	(22,736,325)	92,778,475

Property and equipment, net	4,488,922	1,013,382	(1,013,382)	4,688,922
			200,000
Operating leases right-of-use assets, net	8,109,184	-	3,640,700,	11,749,884
Goodwill	21,925,084	2,727,331	(2,727,331)	59,674,084
			37,749,000
Intangible assets, net	864,219	1,449	(1,449)	864,219
Other assets	336,149	95,647	(95,647)	336,149
TOTAL ASSETS	$139,702,033	$15,374,134	$15,015,566	$170,091,733

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,452,252	$4,187,861	$(4,187,861)	$11,452,252
Accrued liabilities	119,810	1,189,747	(1,189,747)	119,810
Payroll and payroll tax liabilities	1,943,328	-	-	1,943,328
Deferred revenue/Customer deposits	2,469,581	837,641	(837,641)	2,469,581
Sales tax payable	901,900	-	-	901,900
Income tax payable	1,927,805	-	-	1,927,805
Advances from related party	-	2,098,446	(2,098,446)	-
Current maturities of operating leases liability	2,037,537	-	910,175	2,947,712
Capital leases obligation, current	-	54,367	(54,367)	-
Long-term debt, current maturities	88,049	67,482	(67,482)	88,049
Long-term debt – related party, current	-	796,106	(796,106)	-
Total current liabilities	20,940,262	9,231,650	(8,321,475)	21,850,437

Operating leases liability, net of current maturities	6,307,463	-	2,730,525	9,037,988
Long-term debt, net of current portion	189,333	5,539,998	(5,539,998)	189,333
Long-term debt -related parties, net of current portion	-	1,325,252	(1,325,252)	-
Total liabilities	27,437,058	16,096,900	(19,737,600)	31,077,758

Members Capital (deficit):	-	(722,766)	722,766	-
Common Stock, $.001 par value	48,412	-	985	49,397
Additional paid in capital	115,285,993	-	26,748,015	142,034,008
Accumulated deficit	(3,069,430)	-	-	(3,069,430)
Total Stockholders’ Equity	112,264,975	(722,766)	27,471,766	139,013,975
Total liabilities and Stockholders’ Equity	$139,702,033	15,374,134	$15,015,566	$170,091,733

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

GrowGeneration Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

	GrowGen	YTGB	Adjustments	Combined

Sales	$131,440,820	$38,187,420	$-	$169,628,240
Cost of sales	96,338,467	29,544,941	-	125,883,408
Gross Profit	35,102,353	8,642,479	-	43,744,832

Operating expenses	29,307,210	4,965,002	-	34,272,212

Income from Operations	5,795,143	3,677,477	-	9,472,620

Other income (expense):
Interest expense	(19,728)	(480,821)	480,821	(19,728)
Interest income	72,605	201	-	72,806
Other expense	(75,149)	(491,540)	-	(566,689)
Total non-operating income (expense), net	(22,272)	(972,160)	480,821	(513,611)

Net income, before taxes	5,772,871	2,705,317	480,317	8,959,009
Provision for income taxes	(1,995,113)	-	(1,115,150)	(3,110,263)
Net income	$3,817,758	$2,705,317	$(638,016)	$5,848,746

Net income per shares, basic	$.09			$.14
Net income per shares, diluted	$.09			$.13
Weighted average shares outstanding, basic	41,477,438			42,461,944
Weighted average shares outstanding, diluted	44,223,683			45,208,189

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

GrowGeneration Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

	GrowGen	YTGB	Adjustments	Combined

Sales	$79,733,568	$35,693,918	$-	$115,427,486
Cost of sales	57,171,721	28,270,614	-	85,442,335
Gross Profit	22,561,847	7,423,304		29,985,151

Operating expenses	20,421,726	7,456,358	-	27,878,084

Income from Operations	2,140,121	(33,024)	-	2,107,097

Other income (expense):
Interest expense	(401,497)	(588,605)	588,605	(401,497)
Other expense	(4,545)	(487,078)	-	(491,623)
Other income	144,725	239,548	-	384,273
Total non-operating income (expense), net	(261,317)	(836,135)	588,605	(508,847)

Net income, before taxes	1,878,804	(869,159)	588,605	1,598,250
Provision for income taxes	-	-	-	-
Net income (loss)	$1,878,807	(869,159)	588,605	1,598,250

Net income per shares, basic	$.06			$.05
Net income per shares, diluted	$.06			$.04
Weighted average shares outstanding, basic	32,833,594			33,818,100
Weighted average shares outstanding, diluted	39,228,696			40,213,202

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

GROWGENERATION CORP
NOTES TO UNAUDITED PRO FORMA
CONDENSED AND COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed and combined balance sheet as of September 30, 2020 combines GrowGeneration’s historical condensed consolidated balance sheet with the historical balance sheet of GrowBiz and has been prepared as if our acquisition of certain assets of GROWBIZ occurred on September 30, 2020. The unaudited pro forma condensed and combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 combine our historical condensed consolidated statements of operations with GROWBIZ's historical statements of operations and have been prepared as if the acquisition occurred on January 1, 2019 and January 1, 2020, respectively. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on the combined results.

We have accounted for the asset acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on GrowGeneration management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired from GROWBIZ based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed and combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.  PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION

The assets subject to the sale under the Purchase Agreement included inventories, fixed assets, tangible personal property, intangible personal property and contracts. The Company agreed to pay the sellers a total of $17,485,900 and 984,506 shares of common stock of the Company as consideration for the assets.

Cash at closing	$17,485,900
Fair value of common stock issued	37,749,028
Total purchase consideration	$44,234,928

GROWGENERATION CORP
NOTES TO UNAUDITED PRO FORMA
CONDENSED AND COMBINED FINANCIAL STATEMENTS

2.  PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION, continued

The following table summarizes the preliminary allocation of the assets acquired based on their fair values on the acquisition date.

Inventory	$6,285,900
Property and equipment	20,000
Operating leases right-of-use assets	3,640,700
Goodwill	37,749,028
Operating leases liability	(3,640,700)
Total	$44,234,928

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed and combined financial statements are as follows:

a)	Eliminate assets and liabilities not acquired in the asset purchase.

b)	Record cash issued at closing and fair market value of common stock issued.

c)	Adjust interest expense for debt not acquired in the asset purchase.

d)	Adjust provision for income taxes.

e)	Assumption of operating leases in the asset purchase